Exhibit 99.1

FBL Financial Group Board Names James E. Hohmann Chief Executive Officer

WEST DES MOINES, Iowa--(BUSINESS WIRE)--January 4, 2010--FBL Financial Group, Inc. (NYSE: FFG) today announced that its board of directors has named James E. Hohmann to the position of Chief Executive Officer, after his service as interim Chief Executive Officer for eight months.

FBL Financial Group Board Chairman Craig A. Lang said that Hohmann’s performance during his tenure as interim CEO, his extensive background in the insurance and financial services industry and his leadership skills were key factors in the board's unanimous decision.

"Jim has provided insightful leadership during an important transition period. During his tenure as interim CEO, he has strengthened FBL’s financial position and set forth a strategic direction to diversify our risk profile and grow the company,” Lang said. "Jim has secured the confidence of the board, our Farm Bureau partners and our agents and employees, and we believe we have chosen the right visionary and strategic leader for FBL Financial Group."

Commenting on his appointment, Chief Executive Officer James E. Hohmann stated, "I’ve found FBL Financial Group to be a company that superbly serves its niche market, and has tremendous opportunity ahead. I’m very proud of what FBL’s management team, employees and agents have accomplished in these last eight months. Our collective efforts have increased shareholder value, strengthened our foundation and positioned us for success going forward."

James (Jim) E. Hohmann, age 54, has over 30 years of experience in financial services. Prior to FBL Financial Group, Hohmann was President and CEO of Allstate Financial. A biography and photo may be found at http://www.fblfinancial.com/management.cfm.

About the Company

FBL Financial Group is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.

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CONTACT:
FBL Financial Group, Inc.
Investor Inquiries:
Kathleen Till Stange, 515-226-6780
Kathleen.TillStange@FBLFinancial.com
or
Media Inquiries:
Nancy Doll, 515-226-6215
Nancy.Doll@FBLFinancial.com